EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of VelaTel Global Communications, Inc. ("Company") on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof  (“this Report"), I Carlos Trujillo, Chief, Financial Officer of the Company, certify, pursuant to 18 U.S.C. §. 1350, as adopted pursuant to §. 906 of the Sarbanes-Oxley Act of 2002, that:

(i)  this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2014	By:	/s/ Carlos Trujillo
Carlos Trujillo, Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.